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                                                                    EXHIBIT 10.5

(Multicurrency-Cross Border)


                                ISDA (R)

                 International Swap Dealers Association, Inc.

                               MASTER AGREEMENT

                          dated as of_______________


--------------------------------- and ---------------------------------------

have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:-

1.    Interpretation

(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2.    Obligations

(a)   General Conditions.

      (i) Each party will make each payment or delivery specified in each Confirmation to be made by it subject to the other provisions of this Agreement.

      (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

      (iii) Each obligation of each party under Section 2(a)(i) is subject to
      (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing,
      (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and
      (3) each other applicable condition precedent specified in this Agreement.


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(b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)  Netting. If on any date amounts would otherwise be payable:--

     (i)  in the same currency: and

     (ii) in respect of the same Transaction.

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)  Deduction or Withholding for Tax.

     (i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will:--

          (1)  promptly notify the other party ("Y") of such requirement:

          (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

          (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

          (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:--

               (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

               (B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (i) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

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     (ii)  Liability. If:--

           (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

           (2)  X does not so deduct or withhold; and

           (3) a liability resulting from such Tax is assessed directly against X.

     then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.   Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:--

(a)  Basic Representations.

     (i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

     (ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

     (iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

     (iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

     (v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

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(b)  Absence of Certain Events. No Event of Default or Potential Event of
Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.   Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:--

(a) Furnish Specified Information. It will deliver to the other party or in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:--

     (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation:

     (ii)  any other documents specified in the Schedule or any Confirmation:
     and

     (iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification.

in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated,

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organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.   Events of Default and Termination Events

(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:--

     (i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it, if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

     (ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

     (iii) Credit Support Default.

           (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

           (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

           (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

     (iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

     (v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

     (vi) Cross Default. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however

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     described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period):

     (vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:--

            (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger): (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due: (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors:
            (4) Institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof: (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets: (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter, (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive): or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

     (viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:-

            (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

            (2) the benefits of any Credit Support Document fails to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event

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Upon Merger if the event is specified pursuant to (iv) below or an Additional
Termination Event if the event is specified pursuant to (v) below:-

     (i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):-

           (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

           (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

     (ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

     (iii) Tax Event Upon Merger. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another equity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

     (iv) Credit Event Upon Merger. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

     (v) Additional Termination Event. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6.   Early Termination

(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)  Right to Terminate Following Termination Event.

     (i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

     (ii)  Transfer to Avoid Termination Event. If either an Illegality under
     Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

     If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

     Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

     (iii) Two Affected Parties. If an illegality under Section 5(b)(i)(l) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

     (iv)  Right to Terminate. If:--

           (1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

           (2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party.

     either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then

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          continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)       Effect of Designation.

          (i)  If notice designating an Early Termination Date is given under
          Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

          (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)       Calculations.

          (i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

          (ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

          (i) Events of Default. If the Early Termination Date results from an Event of Default:--

               (1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

               (2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

               (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the

      Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party: if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

      (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party: if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(ii) Termination Events. If the Early Termination Date results from a Termination Event:-

      (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

      (2)  Two Affected Parties. If there are two Affected Parties:-

           (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

           (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

      If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

(iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

(iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.   Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:-

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement): and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.   Contractual Currency

(a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered
(i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgement being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.   Miscellaneous

(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)  Counterparts and Confirmations.

     (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

     (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.  Offices; Multibranch Parties

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Conformation.

11.  Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.  Notices

(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:--

     (i) if in writing and delivered in person or by courier, on the date it is delivered;

     (ii)  if sent by telex, on the date the recipient's answerback is received;

     (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

     (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

     (v) if sent by electronic messaging system, on the date that electronic message is received.

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13.  Governing Law and Jurisdiction

(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:--

     (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

     (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.   Definitions

As used in this Agreement:--

"Additional Termination Event" has the meaning specified in Section 5(b).

"Affected Party" has the meaning specified in Section 5(b).

"Affected Transactions" means (a) with respect to any Termination Event consisting of an illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"Affiliate" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"Applicable Rate" means:--

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d)  in all other cases, the Termination Rate.

"Burdened Party" has the meaning specified in Section 5(b).

"Change in Tax Law" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

"consent" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

"Credit Event Upon Merger" has the meaning specified in Section 5(b).

"Credit Support Document" means any agreement or instrument that is specified as such in this Agreement.

"Credit Support Provider" has the meaning specified in the Schedule.

"Default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

"Defaulting Party" has the meaning specified in Section 6(a).

"Early Termination Date" means the date determined in accordance with Section 6(a) or 6(b)(iv).

"Event of Default" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"Illegality" has the meaning specified in Section 5(b).

"Indemnifiable Tax" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

"law" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and "lawful" and "unlawful" will be construed accordingly.

"Local Business Day" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by
Section 2(b), in the place where the relevant new account is to be located and
(d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"Loss" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, as the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"Market Quotation" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting References Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"Non-default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

"Non-defaulting Party" has the meaning specified in Section 6(a).

"Office" means a branch or office of a party, which may be such party's head or home office.

"Potential Event of Default" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"Reference Market-makers" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"Relevant Jurisdiction" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

"Scheduled Payment Date" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"Set-off" means set-off, offset combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"Settlement Amount" means, with respect to a party and any Early Termination Date, the sum of:--

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination ) produce a commercially reasonable result.

"Specified Entity" has the meaning specified in the Schedule.

"Specified Indebtedness" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"Specified Transaction" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"Stamp Tax" means any stamp, registration, documentation or similar tax.

"Tax" means any present or future tax, levy, impost duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"Tax Event" has the meaning specified in Section 5(b).

"Tax Event Upon Merger" has the meaning specified in Section 5(b).

"Terminated Transactions" means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"Termination Currency" has the meaning specified in the Schedule.

"Termination Currency Equivalent" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

"Termination Event" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"Termination Rate" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"Unpaid Amounts" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and
(b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.


-------------------------------------    --------------------------------------
          (Name of Party)                           (Name of Party)

By:----------------------------------    By:-----------------------------------
   Name:                                    Name:
   Title:                                   Title:
   Date:                                    Date:

                                                            Draft: 14 March 2000

                        Series 2000-1G Medallion Trust
                             ISDA Master Agreement
                           (Currency Swap Agreement)

                                     Date:



                 Securitisation Advisory Services Pty. Limited

                                    Manager



                      Merrill Lynch Capital Services Inc.

                               MLCS and Party A



                       Perpetual Trustee Company Limited

                                    Party B



                        Commonwealth Bank of Australia

                         CBA and Standby Swap Provider



                                  CLAYTON UTZ
                                    Lawyers
                                 Levels 27-35
                             No.1 O'Connell Street
                               SYDNEY  NSW  2000

Liability is limited by the Solicitors Scheme under the Professional Standards
                                 Act 1994 NSW

                                   SCHEDULE

                                    to the

                               MASTER AGREEMENT

           dated as of                                  2000 between


                 Securitisation Advisory Services Pty. Limited
                                ACN 064 133 946
                                  ("Manager")

                                      and

                      Merrill Lynch Capital Services Inc.
                            ("MLCS" and "Party A")

                                      and

                       Perpetual Trustee Company Limited
                                ACN 000 001 007
               as trustee of the Series 2000-1G Medallion Trust
                                  ("Party B")

                                      and

                        Commonwealth Bank of Australia
                                ACN 123 123 124
                      ("CBA" and "Standby Swap Provider")


Part 1.  Termination Provisions.

In this Agreement:

(a)      "Specified Entity" does not apply in relation to Party A or Party B.

(b)      The definition of "Specified Transaction" is not applicable.

(c)      (i)    The following provisions of Section 5 will not apply to Party A:

                Section 5(a)(ii)      Section 5(a)(v)
                Section 5(a)(iii)     Section 5(a)(vi)
                Section 5(a)(iv)      Section 5(b)(iv)

         (ii)   The following provisions of Section 5 will not apply to Party B:

                Section 5(a)(ii)      Section 5(a)(v)     Section 5(a)(viii)
                Section 5(a)(iii)     Section 5(a)(vi)    Section 5(b)(iv)
                Section 5(a)(iv)      Section 5(a)(vii)

         (iii) Section 5(b)(ii) will not apply to Party A as the Affected Party (subject to Part 5(6)(b) of this Schedule) and Section 5(b)(iii) will not apply to Party A as the Burdened Party.

(d) The "Automatic Early Termination" provisions in Section 6(a) will not apply to Party A or Party B.

                                                                              1.

(e)      Payments on Early Termination. For the purposes of Section 6(e) of this
         Agreement:

         (i)    Market Quotation will apply; and

         (ii)   the Second Method will apply.

(f) "Termination Currency" means US$ provided that if an amount due in respect of an Early Termination Date will be payable by Party B to Party A the Termination Currency for the purpose of calculating and paying that amount is Australian Dollars.

(g) "Additional Termination Event" applies. The following is an Additional Termination Event in relation to which both Party A and Party B are Affected Parties:

         "An Event of Default (as defined in the Security Trust Deed) occurs and the Security Trustee has declared, in accordance with the Security Trust Deed, the Class A-1 Notes immediately due and payable."

         For the purposes of calculating a payment due under Sections 6(d) and
         (e) when an Early Termination Date is designated under Section 6(b) as a result of such Additional Termination Event, Party B will be the only Affected Party.

Part 2.  Tax Representations

(a) Payer Tax Representations. For the purpose of Section 3(e) of this Agreement, Party A and Party B each make the following representation:

         It is not required by any applicable law, as modified by the practice of any relevant government revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to any other party under this Agreement. In making this representation, it may rely on:

         (i) the accuracy of any representation made by that other party pursuant to Section 3(f) of this Agreement;

         (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by that other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and

         (iii) the satisfaction of the agreement of that other party contained in Section 4(d) of this Agreement,

         PROVIDED THAT it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)      Payee Tax Representations.  For the purpose of Section 3(f) of this
         Agreement:

         MLCS as Party A makes the following representation:

         It is fully eligible for the benefits of the "Business Profits" or "Industrial and Commercial Profits" provision, as the case may be, the "Interest" provision or the "Other Income" provision (if any) of the Specified Treaty with respect to any payment described in such provisions and received or to be received by it in connection with this Agreement and no such payment is attributable to a trade or business carried on by it through a permanent establishment in the Specified Jurisdiction.

         "Specified Treaty" means the income tax treaty between the United States and the Commonwealth of Australia.

         "Specified Jurisdiction" means Commonwealth of Australia.

         Party B and CBA as Standby Swap Provider and (on and from the Novation
         Date) as Party A each makes the following representation:

                                                                              2.

         It is an Australian resident and does not derive the payments under this Agreement in part or whole in carrying on business in a country outside Australia at or through a permanent establishment of itself in that other country.

Part 3.  Agreement to Deliver Documents

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver to each other party the following documents, as applicable:

(a)    Tax forms, documents or certificates to be delivered are:

Party required to deliver              Form/Document/Certificate                               Date by which to be delivered
document
Party A, Party B, and the              Any document or certificate                             On the earlier of (a)
Standby Swap Provider                  reasonably required or reasonably                       learning that such document
                                       requested by a party in connection                      or certificate is required
                                       with its obligations to make a                          and (b) as soon as reasonably
                                       payment under this Agreement                             practicable following a
                                       which would enable that party to                        request by a party.
                                       make the payment free from any
                                       deduction or withholding for or on account
                                       of Tax or which would reduce the rate at which
                                       deduction or withholding for or on
                                       account of Tax is applied to that payment
                                       (including, without limitation, in the case
                                       of Party B, a duly executed and
                                       completed United States Internal Revenue
                                       Form W-8 BEN and W-8EC1 (or any
                                       successor thereto) as requested by Party A with
                                       respect to any payments received
                                       by Party B.

(b)      Other documents to be delivered are:

Party required to deliver              Form/Document/Certificate                               Date by which to be delivered
document
Party A, Party B, the                  A certificate specifying the names,                     On the execution of this
Standby Swap Provider                  title and specimen                                      Agreement and each Confirmation
and the  Manager                       signatures of the persons                               unless that certificate has
                                       authorised to execute this                              already been supplied and remains
                                       Agreement and each Confirmation                         true and in effect and when the
                                       or other communication in                               certificate is updated.
                                       writing made pursuant to
                                       this Agreement on its behalf.

Party A, Party B, the                  A legal opinion as to the                               Prior to the Closing Date.
Standby Swap Provider                  validity and enforceability of
and the Manager                        its obligations under this
                                       Agreement in form and substance
                                       (and issued by legal counsel)
                                       reasonably acceptable to each
                                       other party.

Party B                                A certified copy to Party A of                         Not less than 5 Business Days (or
                                       each Credit Support Document                           such lesser period as Party A
                                       specified in respect of Party                          agrees to) before the Trade Date
                                       B and (without limiting any                            of the first occurring
                                       obligation Party B may have                            Transaction and in the case of
                                       under the terms of that Credit                         any amending documents
                                       Support Document to notify
                                       Party

                                                                              3.

                                       A of amendments thereto) a                             entered into subsequent to that
                                       certified copy to Party A of                           date, promptly after each amending
                                       any document that amends in                            document (if any) has been
                                       any way the terms of that Credit                       entered into.
                                       Support Document.

Party A                                A certified copy to Party B,                           Not less than 5 Business Days
                                       the Standby Swap Provider and                          (or such lesser period as Party B
                                       the Manager of each Credit                             and the Manager agree to) before the
                                       Support Document (if any)                              Trade Date of the first occurring
                                       specified in respect of Party A                        Transaction and in the case of any
                                       and (without limiting any                              amending documents entered into
                                       obligation Party A may have under                      subsequent to that date, promptly
                                       the terms of that Credit                               after each amending document (if any)
                                       Support Document to notify Party B,                     has been entered into.
                                       the Standby Swap Provider or the
                                       Manager of amendments thereto) a
                                       certified copy to Party B, the Standby
                                       Swap Provider and the Manager
                                       of any document that amends
                                       in any way the terms of that
                                       Credit Support Document.

Other than the legal opinions, any Credit Support Document or any document amending a Credit Support Document (but including any certifications in relation to such documents), all documents delivered under this Part 3(b) are covered by the Section 3(d) representation. For the purposes of this Part 3(b), a copy of a document is taken to be certified if a director or secretary of the party providing the document, or a person authorised to execute this Agreement or a Confirmation on behalf of that party or a solicitor acting for that party has certified it to be a true and complete copy of the document of which it purports to be a copy.

                                                                              4.

Part 4.   Miscellaneous

(a)       Addresses for Notices. For the purpose of Section 12(a) of this
          Agreement:

          Address for notices or communications to MLCS as Party A:

          Address: Merrill Lynch World Headquarters, World Financial Center, North Tower, 22nd Floor, 250 Vesey Street, New York, New York 10281-1322, U.S.A.

          Attention:     Swap Group

          Telex No:      6716341

          Answerback:    MLB SCTR

          Facsimile No.: 212 449-1788

          Telephone No.: 212 449-0291

          Additionally, a copy of all notices pursuant to Sections 5, 6 and 7 as well as any changes to counterparty's address, telephone number or facsimile number should be sent to the Standby Swap Provider at the address set out below and to:

          Address:       CICG Counsel
                         Merrill Lynch World Headquarters, World Financial Center, North Tower, 12th Floor, 250 Vesey Street, New York, New York 10281-1323, U.S.A.

          Attention:     Swaps Legal

          Facsimile No.: 212 449-6993

          Address: Merrill Lynch International (Australia) Limited Level 49, 19-29 Martin Place, Sydney NSW 2000.

          Attention:     Swaps Group

          Facsimile No.: 612 9225 6767


          Address for notices or communications to Party B:

          Address:       Perpetual Trustee Company Limited
                         Level 3
                         39 Hunter Street
                         Sydney NSW 2000
                         AUSTRALIA

          Attention:     Manager, Securitisation Services

          Facsimile No.: 612 9221 7870

          Additionally, a copy of all notices as well as any changes to counterparty's address, telephone number or facsimile number should be sent to:

          Address:       Securitisation Advisory Services Pty. Limited
                         Level 8
                         48 Martin Place
                         Sydney  NSW  2000
                         AUSTRALIA

                                                                              5.

          Attention:     Manager, Securitisation

          Facsimile No.: 612 9378 2481

          Address for notices or communications to CBA as Standby Swap Provider and (on and from the Novation Date) as Party A:

          Address:       Commonwealth Bank of Australia
                         Level 8
                         48 Martin Place
                         Sydney NSW 2000
                         AUSTRALIA

          Attention:     Manager, Securitisation

          Facsimile No.: 612 9378 2481

(b)       Process Agent. For the purpose of Section 13(c) of this Agreement:

          MLCS as Party A appoints as its Process Agent: Merrill Lynch International (Australia) Limited, Level 49, 19-29 Martin Place, Sydney NSW 2000.

          Party B appoints as its Process Agent: not applicable.

          CBA as Standby Swap Provider and (on and from the Novation Date) as Party A appoints as its Process Agent: not applicable.

(c)       Offices.  The provisions of Section 10(a) will apply to this
                    Agreement.

(d)       Multibranch Party. For the purpose of Section 10(c) of this Agreement:

          Party A is not a Multibranch Party.

          Party B is not a Multibranch Party.

(e)       Calculation Agent.

          (i)  The Calculation Agent is:

               (A) in respect of all notices, determinations and calculations in respect of amounts denominated in US$, the Agent Bank; and

              (B) in respect of all other notices, determinations and calculations, the Manager.

         (ii) All determinations and calculations by the Calculation Agent will:

              (A) be made in good faith and in the exercise of its commercial reasonable judgment; and

              (B) be determined, where applicable, on the basis of then prevailing market rates or prices.

          All such determinations and calculations will be binding on Party A and Party B in the absence of manifest error. Party B and the Manager covenant in favour of Party A to use reasonable endeavours (including, without limitation, taking such action as is reasonably necessary to promptly enforce the obligations of the Agent Bank under the Agency Agreement) to ensure that the Agent Bank performs its obligations as Calculation Agent under this Agreement.

                                                                              6.

(f)       Credit Support Document.  Details of any Credit Support Document:

          (i) In relation to MLCS as Party A: A Guarantee from Merrill Lynch & Co. Inc ("M L & Co.") in the form attached hereto as Annexure 2.

          (ii) In relation to Party B: the Security Trust Deed dated on or about the date of this Agreement, between the Class A-1 Note Trustee, Party B, the Security Trustee and the Manager (the "Security Trust Deed").

          (iii) In relation to CBA as (on and from the Novation Date) Party A: not applicable.

(g)       Credit Support Provider.

          (i)    In relation to MLCS as Party A:  M L & Co.

          (ii)   In relation to Party B:  None.

          (iii) In relation to CBA as (on and from the Novation Date) Party A: none.

(h) Governing Law. This Agreement will be governed by and construed in accordance with the laws in force in New South Wales, except the Credit Support Annex, which will be governed by and construed in accordance with the laws in force in the State of New York as provided in Paragraph 13(m)(iv) of the Credit Support Annex. Section 13(b)(i) is deleted and replaced by the following:

                 "(i) submits to the non-exclusive jurisdiction of the courts of
                      New South Wales and courts of appeal from them; and".


(i) Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will apply in respect of all Transactions.

(j) "Affiliate" will have the meaning specified in Section 14 of this Agreement. However, for the purposes of Section 3(c) Party B is deemed not to have any Affiliates.

                                                                              7.

Part 5.  Other Provisions

(1)    Payments:  In Section 2:

       (a)    In Section 2(a)(i) add the following sentence:

              "Each payment will be by way of exchange for the corresponding payment or payments payable by the other party (if any)".

       (b) In Section 2(a)(ii) the first sentence is deleted and replaced with the following sentence:

              "Unless specified otherwise in this Agreement, payments under this Agreement by:

              (i)    Party A, will be made by 10.00 am (New York time); and

              (ii)   Party B, will be made by 4.00pm (Sydney time),

              on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds, free of any set-off, counterclaim, deduction or withholding (except as expressly provided in this Agreement) and in the manner customary for payment in the required currency".

       (c)    Insert a new paragraph (iv) in Section 2(a) immediately after
              Section 2(a)(iii) as follows:

              "(iv) The condition precedent in Section 2(a)(iii)(1) does not apply to a payment due to be made to a party if it has satisfied all its payment obligations under Section 2(a)(i) of this Agreement and has no future payment obligations, whether absolute or contingent under Section 2(a)(i)."

       (d)    Add the following new sentence to Section 2(b):

              "Each new account so designated shall be in the same tax jurisdiction as the original account."

       (e)    Amend Section 2(d) as follows:

              (i) Delete the word "if" at the beginning of Section 2(d)(i)(4) and insert the following words instead:

                     "if and only if X is Party A and".

              (ii) In Section 2(d)(ii) insert the words "(if and only if Y is Party A)" after the word "then" at the beginning of the last paragraph.

              Without prejudice to the above amendments, it is agreed that Party
              B:

              (iii)  is not obliged to pay:

                     (1) any additional amount to Party A under Section 2(d)(i)(4); or

                     (2)    any amount to Party A under Section 2(d)(ii); and

              (iv) will not receive payments under this Agreement or any Transaction from which deductions or withholdings have been made.

(2) Party B's Payment Instructions: Party B irrevocably authorises and instructs Party A

                                                                              8.

       to make payment of:

       (i) the Initial Exchange Amount due from Party A to Party B in respect of the Initial Exchange Date by paying that amount direct to the account notified in writing by Party B to Party A for that purpose; and

       (ii) any other amount due from Party A to Party B under this Agreement by paying that amount direct to the Principal Paying Agent to the account notified in writing by the Principal Paying Agent to Party A for that purpose.

(3) Party A's Payment Instructions: Party A irrevocably authorises and instructs Party B to make payment of:

       (i) any amount denominated in A$ due from Party B to the account in Sydney notified in writing by Party A to Party B from time to time; and

       (ii) any amount denominated in US$ due from Party B to the account notified in writing by Party A to Party B from time to time.

(4)    Representations:  In Section 3:

       (a) Section 3(a)(v) is amended by inserting immediately after the words "creditors' rights generally" the following:

              "(including in the case of a party being an ADI (as that term is defined in the Reserve Bank Act, 1959 (Cth)) and section 13A(3) of the Banking Act, 1959 (Cth)).";

       (b) Relationship Between Parties. Each party will be deemed to represent to the other parties on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):-

              (i) Non-Reliance. It is acting for its own account (in the case of Party B, as trustee of the Series Trust), and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment (and in the case of Party B, also on the judgment of the Manager) and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of any other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction will not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from any other party will be deemed to be an assurance or guarantee as to the expected results of that Transaction.

              (ii) Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

              (iii) Status of Parties. No other party is acting as a fiduciary or an adviser to it in respect of that Transaction.

       (c) insert the following new paragraphs (g), (h) and (i) in Section 3 immediately after Section 3(f):

                                                                              9.

              (g)    Series Trust.  By Party B, in respect of Party B only:

                     (i) Trust Validly Created. The Series Trust has been validly created and is in existence at the date of this Agreement.

                     (ii) Sole Trustee. It has been validly appointed as trustee of the Series Trust and is presently the sole trustee of the Series Trust.

                     (iii) No Proceedings to Remove. No notice has been given to it and to its knowledge no resolution has been passed, or direction or notice has been given, removing it as trustee of the Series Trust.

                     (iv)   Power.  It has power under the Master Trust Deed to:

                            (A) enter into and perform its obligations under this Agreement and each Credit Support Document in relation to Party B in its capacity as trustee of the Series Trust; and
                            (B) mortgage or charge the Assets of the Series Trust in the manner provided in the Credit Support Document in relation to Party B,

                            and its entry into this Agreement and each Credit Support Document in relation to Party B is in the interests of the beneficiaries of the Series Trust and does not constitute a breach of trust.

                     (v) Good Title. It is the lawful owner of the Assets of the Series Trust and, subject only to the Credit Support Document in relation to Party B and any Security Interest permitted under the Credit Support Document in relation to Party B, those Assets are free of all other Security Interests (except for Party B's right of indemnity out of the Assets of the Series Trust).

                     (vi) Eligible Swap Participant. The Series Trust was not formed for the specific purpose of constituting an eligible swap participant (as that term is used in Part 35 of the General Regulations under the Commodity Exchange Act).

                     (vii) Total Assets. As at close of business on the Closing Date, following the issue of the Class A-1 Notes and provided that the aggregate Invested Amount of the Class A-1 Notes upon issue exceeds USD10,000,000, the Series Trust will have total assets exceeding USD10,000,000.

              (h) Non-assignment. It has not assigned (whether absolutely, in equity, by way of security or otherwise), declared any trust over or given any charge over any of its rights under this Agreement or any Transaction except, in the case of Party B, for the Security Interests created under each Credit Support Document in relation to Party B.

              (i) Contracting as principal. Each existing Transaction has been entered into by that party as principal and not otherwise."

(5)    Event of Default:  In Section 5(a):

       (a) Failure to Pay or Deliver: delete paragraph (i) and replace it with the following:


                                                                             10.

              ""(i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied at or before:

                     (1) where the failure is by Party B, 10.00am on the tenth day after notice of such failure is given to Party B;" and

                     (2) where the failure is by Party A, 10.00am on the tenth day after notice of such failure is given to Party A;";

       (b)  Consequential amendments:

              (i)    delete "or" at the end of Section 5(a)(vii); and

              (ii) replace the full stop at the end of Section 5(a)(viii) with "; or"; and

       (c)    Downgrade Obligations: insert the following new paragraph (ix):

              "(ix) Downgrade Obligations. In respect of Party A only, Party A fails to comply with Part 5(23) of the Schedule if such failure is not remedied on or before the tenth Business Day (or such later day as Party B and the Manager may agree and which the Rating Agencies confirm in writing will not result in a reduction, qualification or withdrawal of the credit ratings then assigned by them to the Class A-1 Notes) after notice of such failure is given to Party A.".

(6)    Termination Events:

       (a) Illegality: In respect of each Transaction, the parties agree that the imposition by any Governmental Agency of an Australian jurisdiction of any exchange controls, restrictions or prohibitions which would otherwise constitute an Illegality for the purposes of Sections 5(b)(i) or 5(c) will not be an event which constitutes an Illegality for the purposes of those Sections so that, following the occurrence of that event:

              (i) neither Party A nor Party B will be entitled to designate an Early Termination Date in respect of that Transaction as a result of that event occurring;

              (ii) payment by Party B in accordance with Part 5(3) of the Schedule will continue to constitute proper performance of its payment obligations in respect of that Transaction; and

              (iii) Party A's obligations in respect of that Transaction or this Agreement will, to the extent permitted by law, be unaffected by the occurrence of that event.

       (b)    Party A's limited rights in relation to Tax Event:

              (i) Notwithstanding Part 1(c)(iii) of the Schedule, but subject to Section 6(b)(ii), Party A may designate an Early Termination Date if it is an Affected Party following a Tax Event but only if the Class A-1 Note Trustee has notified the parties in writing that it is satisfied that all amounts owing to the Class A-1 Noteholders will be paid in full on the date on which the Class A-1 Notes are to be redeemed.

              (ii) If a Tax Event occurs where Party A is the Affected Party and Party A is unable to transfer all its rights and obligations under this Agreement and the Class A-1 Currency Swap to an Affiliate pursuant to Section 6(b)(ii), Party A may, at its cost, transfer all its rights, powers and privileges and all its unperformed and future obligations under this Agreement and the Class A-1 Currency Swap to any person provided that:

                     (A) each Rating Agency has confirmed in writing that the transfer will not result in a reduction, qualification or withdrawal of the credit ratings then assigned by them to the Class A-1 Notes; and

                     (B) that person has a long term credit rating assigned by each Rating Agency of at least the long term credit rating assigned by that Rating Agency to ML & Co. as at the date of this Agreement or, otherwise, the Standby Swap Provider provides its written consent to the transfer.

(7)    Termination:

       (a) Termination by Trustee: Party B must not designate an Early Termination Date without the prior written consent of the Class A-1 Note Trustee.

       (b) Termination by Class A-1 Note Trustee: If following an Event of Default or Termination Event, Party B does not exercise its right to terminate a Transaction, then the Class A-1 Note Trustee may designate an Early Termination Date in relation to that Transaction as if it were a party to this Agreement.

       (c) Termination Payments by Party B: Notwithstanding Section 6(d)(ii), any amount calculated as being due by Party B in respect of any Early Termination Date under Section 6(e) will be payable on the Distribution Date immediately following the date that such amount would otherwise be payable under Section 6(d)(ii) (or will be payable on that date if that date is a Distribution Date) except to the extent that such amount may be satisfied from an earlier distribution under the Security Trust Deed or the payment of an upfront premium in respect of a Replacement Currency Swap in accordance with Part 5(17)(b).

       (d) Transfers to avoid Termination: Section 6(b)(ii) is amended as follows:

              (i) The following sentence is added at the end of the second paragraph:

                     "However, if Party A is that other party it must, if so requested by the Manager, use reasonable efforts (which will not require Party A to incur a loss, excluding immaterial, incidental expenses) to make such a transfer to an Affiliate provided the Rating Agencies have given prior written confirmation to the Manager that such a transfer will not result in a reduction, qualification or withdrawal of the credit ratings then assigned by them to the Class A-1 Notes."

              (ii) The third paragraph is deleted and replaced with the following:

                     "Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld:

                     (1) where the other party is Party A, if Party A's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed; or

                     (2) where the other party is Party B, if the Rating Agencies have confirmed in writing that such transfer will not result in a reduction, qualification or withdrawal of the credit ratings then assigned by them to the Class A-1 Notes.

       (e)    Notice of Event of Default. For the purposes of Section 6(a) and
              (b):

              (i) Party A may only provide a notice specifying an Event of Default to Party B as the Defaulting Party and may only designate an Early Termination Date following a Termination Event where Party A or Party B (or both) is the Affected Party or the Burdened Party; and

              (ii) the Standby Swap Provider may not issue a notice specifying an Event of Default or designating an Early Termination Date (except as Party A on or after the Novation Date).

(8) No Set-Off: Section 6(e) is amended by deleting the last sentence of the first paragraph.

(9)    Transfer:  Section 7 is replaced with:

       "7.    Essential term: Transfer

       (a) Neither the interests nor the obligations of any party in or under this Agreement (including any Transaction) are capable of being assigned or transferred (whether at law, in equity or otherwise), charged or the subject of any trust (other than the Series Trust or the trusts created pursuant to the Credit Support Document in relation to Party B) or other fiduciary obligation. Any action by a party which purports to do any of these things is void.

       (b)    Nothing in this Section 7:

              (i) restricts a transfer by a party after the other parties have agreed to the variation of this Agreement in accordance with Part 5(20) to the extent necessary to permit such transfer;

              (ii) restricts a novation of the interests and obligations of a party in or under this Agreement (including any Transaction) for the purposes of giving effect to a transfer under Section 6(b)(ii);

              (iii) restricts a transfer by a party of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e);

              (iv) restricts a transfer by Party B or the Manager to a Substitute Trustee or Substitute Manager, respectively, in accordance with the Master Trust Deed;

              (v) restricts Party B from granting security over a Transaction or this Agreement pursuant to any Credit Support Document in relation to Party B; or

              (vi)   limits Parts 5(6)(b)(ii), 5(23), 5(24), 5(25) or 5(26).

       (c) Each party acknowledges that the other party enters into this Agreement and each Transaction on the basis that this Section 7 must be strictly observed and is essential to the terms of this Agreement (including each Transaction)."

(10)   Facsimile Transmission:  In Section 12:

       (a)    delete Section 12(a)(ii); and

       (b)    replace Section 12(a)(iii) with:

              "(iii)  if sent by facsimile transmission:

                      (A) in the case of any notice or other communication pursuant to Parts 5(24), (25) or (26), on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine); or

                      (B) otherwise, on the date a transmission report is produced by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient notified for the purpose of this Section unless the recipient notifies the sender within one Business Day of the facsimile being sent that the facsimile was not received in its entirety in legible form;".

(11)   Definitions

       In this Agreement, unless the contrary intention appears:

       (a)    Master Trust Deed, Class A-1 Note Conditions and Series
              Supplement: subject to Part 5(11)(h), unless defined in this Agreement words and phrases defined in the Master Trust Deed, the Class A-1 Note Conditions and the Series Supplement have the same meaning in this Agreement. Subject to Part 5(11)(h), where there is any inconsistency in a definition between this Agreement (on the one hand) and the Master Trust Deed, the Class A-1 Note Conditions or the Series Supplement (on the other hand), this Agreement prevails. Where there is any inconsistency in a definition between the Master Trust Deed (on the one hand) and the Series Supplement or the Class A-1 Note Conditions (on the other hand), the Series Supplement or the Class A-1 Note Conditions, as applicable, prevail over the Master Trust Deed in respect of the Series Trust. Where there is an inconsistency in a definition between the Class A-1 Note Conditions and the Series Supplement, the Series Supplement prevails over the Class A-1 Note Conditions. Where words or phrases used but not defined in this Agreement are defined in the Master Trust Deed in relation to a Series Trust (as defined in the Master Trust Deed) and/or an Other Trust such words or phrases are to be construed in this Agreement, where necessary, as being used only in relation to the Series Trust (as defined in the Series Supplement) and/or the CBA Trust, as the context requires;

       (b)    Trustee Capacity:

              (i) a reference to Party B is a reference to Party B in its capacity as trustee of the Series Trust only, and in no other capacity; and

              (ii) a reference to the undertaking, assets, business or money of Party B is a reference to the undertaking, assets, business or money of Party B in the capacity referred to in paragraph 11(b)(i) only;

       (c)    Definitions: in Section 14:

              (i) replace the definitions of "Affected Transactions" and "Local Business Day" with the following:

                      ""Affected Transactions" means, with respect to a Termination Event, all Transactions."

                      ""Local Business Day" has the same meaning as "Business Day"."

              (ii)   insert the following new definitions:

                     "A$ Class A-1 Unpaid InterestPayment" means in relation to a Distribution Date the amount available to be allocated towards payment to Party A in respect of A$ Class A-1 Unpaid Interest Amounts on that Distribution Date in accordance with clause 10.2(k)(i) of the Series Supplement determined on the basis that all amounts allocated towards payment of A$ Class A-1 Interest Amounts and A$ Class A-1 Unpaid Interest Amounts pursuant to clause 10.2(k)(i) of the Series Supplement are allocated first towards payment of A$ Class A-1 Interest Amounts and then, once the A$ Class A-1 Interest Amounts are paid in full, towards payment of A$ Class A-1 Unpaid Interest Amounts.

                     "BBSW" or "AUD-BBR-BBSW" in relation to a Calculation Period means the rate appearing at approximately 10.00 am Sydney time on the Reset Date for that Calculation Period on the Reuters Screen page "BBSW" as being the average of the mean buying and selling rates appearing on that page for a bill of exchange having a tenor of three months .
                     If:

                     (a) on that Reset Date fewer than 4 banks are quoted on the Reuters Screen page "BBSW"; or

                     (b) for any other reason the rate for that day cannot be determined in accordance with the foregoing procedures,

                     then "BBSW" or "AUD-BBR-BBSW" means such rate as is specified by the Calculation Agent having regard to comparable indices then available.

                     "Class A-1 Currency Swap" means the Transaction entered into between Party A, Party B, the Standby Swap Provider and the Manager on the terms specified in the Confirmation set out in Annexure 1 (or as otherwise agreed between Party A, Party B, the Standby Swap Provider and the Manager).

                     "Commission" has the same meaning as in the Class A-1 Note Trust Deed.

                     "Credit Support Annex" means the Credit Support Annex annexed to this Agreement.

                     "Determination Time" in relation to a Distribution Date means on or about 11.00am Sydney time 1 Business Day prior to that Distribution Date.

                     "Inconvertibility Event" means any event beyond the control of CBA that makes it impossible for CBA to convert to U.S. Dollars through customary legal channels an amount of Australian Dollars sufficient to fulfil CBA's obligations under this Agreement and the Class A-1 Currency Swap.

                     "Joint Ratings" means the highest possible jointly supported short term credit rating or long term credit rating, as applicable, that can be determined in relation to Party A and the Standby Swap Provider by Moody's, S&P and Fitch IBCA in accordance with Moody's, S&P's and Fitch IBCA's respective approaches to jointly supported obligations provided that if either Party A or the Standby Swap Provider has a long term credit rating of less than BBB from S&P the Joint Ratings from S&P will be the credit ratings of the other party.

                     "Master Trust Deed" means the Master Trust Deed dated 8 October 1997 between Party B and the Manager, as amended from time to time.

                     "Novation Date" means the date upon which the obligations of MLCS as Party A under this Agreement and the Class A-1 Currency Swap are novated to the Standby Swap Provider pursuant to Part 5(25)(c).

                     "Prescribed Rating Period" means in relation to the Joint Ratings determined by the Rating Agencies:

                     (a) a period of 30 Business Days from the date of determination of the relevant credit rating where any Joint Rating immediately after that determination is less than the relevant Prescribed Rating but greater than or equal to a short term credit rating of A-1 by S&P and long term credit ratings of A- by S&P, A3 by Moody's and A- by Fitch IBCA, as the case may be; and

                     (b) a period of 5 Business Days from the date of determination of the relevant credit rating where any Joint Rating immediately after that determination is less than a short term credit rating of A-1 by S&P or less than a long term credit rating of A- by S&P, A3 by Moody's and A- by Fitch IBCA.

                     "Prescribed Ratings" means a short term credit rating of A - 1+ by S&P or a long term credit rating of AA- by S&P and long term credit ratings of AA- by Fitch IBCA and A2 by Moody's.

                     "Series Supplement" means the Series Supplement dated on or about the date of this Agreement between CBA, Party B and the Manager.

                     "Series Trust" means the Series 2000-1G Medallion Trust constituted by the Master Trust Deed and the Series Supplement.

       (d)    Interpretation:

              (i)    references to time are references to Sydney time;

              (ii) a reference to "wilful default" in relation to Party B means, subject to Part 5(11)(d)(iii) of this Schedule, any wilful failure by Party B to comply with, or wilful breach by Party B of, any of its obligations under any Transaction Document, other than a failure or breach which:

                     A.    (1)  arises as a result of a breach of a Transaction
                                Document by a person other than:

                                (a)  Party B; or
                                (b)  any other person referred to in Part
                                     5(11)(d)(iii) of this Schedule; and

                           (2)  the performance of the action (the non-
                                performance of which gave rise to such breach) is a precondition to Party B performing the said obligation;

                     B. is in accordance with a lawful court order or direction or required by law; or

                     C. is in accordance with any proper instruction or direction of the Investors given at a meeting convened under the Master Trust Deed;

              (iii) a reference to the "fraud", "negligence" or "wilful default" of Party B means the fraud, negligence or wilful default of Party B and of its officers, employees, agents and any other person where Party B is liable for the acts or omissions of such other person under the terms of any Transaction Document;

              (iv) a reference to "neither party" will be construed as a reference to "no party";

              (v) a reference to "other party" will be construed as a reference to "other parties"; and

              (vi) a reference to a credit rating of Party A, where Party A is MLCS, means the higher of the relevant credit ratings of MLCS and M L & Co.

       (e) ISDA Definitions: The 1991 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc ("ISDA")), as supplemented by the 1998 Supplement to the 1991 ISDA Definitions (as published by ISDA) (the "1991 ISDA Definitions") as at the date of this Agreement are incorporated into this Agreement and each Confirmation.

       (f) Inconsistency: Subject to Part 5(11)(a), unless specified otherwise, in the event of any inconsistency between any two or more of the following documents in respect of a Transaction they will take precedence over each other in the following order in respect of that Transaction:

              (i)    any Confirmation;
              (ii) this Schedule and Section 13 ("Elections and Variables") of the Credit Support Annex (as applicable);
              (iii)  the 1991 ISDA Definitions; and
              (iv) the printed form of the 1992 ISDA Master Agreement and the printed form of the ISDA Credit Support Annex which form part of this Agreement.

       (g)    Swap Transaction: Any reference to a:

              (i) "Swap Transaction" in the 1991 ISDA Definitions is deemed to be a reference to a "Transaction" for the purpose of interpreting this Agreement or any Confirmation; and

              (ii) "Transaction" in this Agreement or any Confirmation is deemed to be a reference to a "Swap Transaction" for the purpose of interpreting the 1991 ISDA Definitions.

       (h) Incorporated Definitions and other Transaction Documents and provisions: Where in this Agreement a word or expression is defined by reference to its meaning in another Transaction Document or there is a reference to another Transaction Document or to a provision of another Transaction Document, any amendment to the meaning of that word or expression or to that other Transaction Document or provision (as the case may be) will be of no effect for the purposes of this Agreement unless and until the amendment is consented to by the parties to this Agreement.

(12)   Limitation of Liability: Insert the following Section 15, after Section
       14:

       "15.   Party B's Limitation of Liability

              (a) (Limitation on Party B's liability): Party B enters into this

                     Agreement only in its capacity as trustee of the Series Trust and in no other capacity. A liability incurred by Party B acting in its capacity as trustee of the Series Trust arising under or in connection with this Agreement is limited to and can be enforced against Party B only to the extent to which it can be satisfied out of the Assets of the Series Trust out of which Party B is actually indemnified for the liability. This limitation of Party B's liability applies despite any other provision of this Agreement (other than Section 15(c)) and extends to all liabilities and obligations of Party B in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Agreement.

              (b) (Claims against Party B): The parties other than Party B may not sue Party B in respect of liabilities incurred by Party B acting in its capacity as trustee of the Series Trust in any other capacity other than as trustee of the Series Trust, including seeking the appointment of a receiver (except in relation to Assets of the Series Trust), or a liquidator, or an administrator, or any similar person to Party B or prove in any liquidation, administration or similar arrangements of or affecting Party B (except in relation to the Assets of the Series Trust).

              (c) (Breach of trust): The provisions of this Section 15 will not apply to any obligation or liability of Party B to the extent that it is not satisfied because under the Master Trust Deed, the Series Supplement or any other Transaction Document or by operation of law there is a reduction in the extent of Party B's indemnification out of the Assets of the Series Trust, as a result of Party B's fraud, negligence or wilful default.

              (d) (Acts or omissions): It is acknowledged that the Relevant Parties are responsible under the Transaction Documents for performing a variety of obligations relating to the Series Trust. No act or omission of Party B (including any related failure to satisfy its obligations or any breach of representation or warranty under this Agreement) will be considered fraudulent, negligent or a wilful default of Party B for the purpose of paragraph (c) of this Section 15 to the extent to which the act or omission was caused or contributed to by any failure by any Relevant Person or any other person appointed by Party B under a Transaction Document (other than a person whose acts or omissions Party B is liable for in accordance with any Transaction Document) to fulfil its obligations relating to the Series Trust or by any other act or omission of the Manager or the Servicer or any other such person.

              (e)    (No obligation):

                     (i) (Obligations under this Agreement or any Transaction Document): Party B is not obliged to enter into any commitment or obligation under this Agreement or any Transaction Document unless Party B's liability is limited in a manner which is consistent with this
                           Section 15. For the avoidance of doubt, Party B agrees and acknowledges that its liability for any commitment or obligation it has entered into under this Agreement is limited in a manner which is consistent with this Section 15.

                     (ii) (Obligations not contained in this Agreement or any Transaction Document): Party B is not obliged to enter into any commitment or obligation contemplated by but not contained in this Agreement or any Transaction Document unless Party B's liability in relation to that commitment or obligation is limited in a manner satisfactory to Party B in its absolute discretion."

(13) Further Assurances: Each party will, upon request by the other party (the "requesting party") at the expense of the requesting party, perform all such acts and execute all such agreements, assurances and other documents and instruments as the requesting party reasonably requires (and, in the case of Party B, are within the powers granted to Party B under the Master Trust Deed) to assure and confirm the rights and powers afforded, created or intended to be afforded or created, under or in relation to this Agreement and each Transaction or other dealing which occurs under or is contemplated by it.

(14)   Procedures for Entering into Transactions

       (a) With respect to each Transaction entered into pursuant to this Agreement and for the purposes of Section 9(e)(ii), Party A will, by or promptly after the relevant Trade Date, send Party B and the Manager a Confirmation substantially in the form set out in Annexure 1 (or in such other form as may be agreed between Party A, Party B and the Manager), and Party B and the Manager must promptly then confirm the accuracy of and sign and return, or request the correction of, such Confirmation; and

       (b) Party B will enter into each Transaction in its capacity as trustee of the Series Trust.

(15) Authorised Officer: Each party will be entitled to assume, in the absence of any knowledge to the contrary, that any Confirmation, notice or other written communication, which is issued in respect of this Agreement and which is purported to be signed on behalf of another party by a person specified in the certificate provided by that other party under Part 3(b), is authorised by that other party.

(16)   Recorded Conversations:  Each party:

       (a) consents to the electronic recording of its telephone conversations with the other party (or any of its associated persons) with or without the use of an automatic tone warning device;

       (b) will provide transcripts of such recordings (if any) upon reasonable request by the other party (at the reasonable cost of the party requesting); and

       (c) acknowledges that neither is obligated to maintain copies of such recordings and transcripts for the benefit of the other party.

(17)   Replacement Currency Swap Agreement:

       (a) If any Transaction under this Agreement is terminated prior to the day upon which the Class A-1 Notes are redeemed in full, Party B may, at the direction of the Manager, enter into one or more currency swaps which replace that Transaction (collectively a "Replacement Currency Swap") provided that:

              (i) the Rating Agencies confirm in writing that the entry into the Replacement Currency Swap by Party B does not result in a reduction, qualification or withdrawal of the credit ratings then assigned by them to the Class A-1 Notes; and

              (ii) the liability of Party B under the Replacement Currency Swap is limited to at least the same extent that its liability is limited under that Transaction.

       (b) If Party B enters into a Replacement Currency Swap pursuant to paragraph (a) and a Settlement Amount is payable by Party B to Party A upon termination of the Transaction referred to in Part 5(17)(a), Party B must direct the Replacement Currency Swap provider to pay any upfront premium to enter into the Replacement Currency Swap due to Party B directly to Party A in satisfaction of and to the extent of Party B's obligation to pay the Settlement Amount to Party A, and to the extent such premium is not greater than or equal to the Settlement

              Amount, the balance may be satisfied by Party B as an Expense.

       (c) If Party B enters into a Replacement Currency Swap pursuant to paragraph (a) and a Settlement Amount is payable by Party A to Party B upon termination of the Transaction referred to in Part 5(17)(a), Party B may direct Party A to pay that amount to the Replacement Currency Swap provider in satisfaction of or towards and to the extent of Party B's obligation (if any) to pay an upfront premium to the Replacement Currency Swap provider to enter into the Replacement Currency Swap.

       (d)    The obligations of Party B (and the rights of Party A) under this
              Part 5(17) will survive the termination of this Agreement.

(18) Knowledge or Awareness: Subject to Section 12(a), each party will only be considered to have knowledge or awareness of, or notice of, a thing or grounds to believe anything by virtue of the officers of that party or any Related Body Corporate of that party which have the day to day responsibility for the administration or management of that party's (or a Related Body Corporate of that party's) obligations in relation to the Series Trust or the Transactions entered into under this Agreement having actual knowledge, actual awareness or actual notice of that thing, or grounds or reason to believe that thing (and similar references will be interpreted in this way).

(19) Restrictions on Party B's Rights: Party B must at all times act in accordance with the instructions of the Manager in relation to this Agreement.

(20) Amendment to this Agreement: None of Party A, Party B, the Standby Swap Provider or the Manager may amend this Agreement unless the Rating Agencies have confirmed in writing that the proposed amendment will not result in a reduction, qualification or withdrawal of the credit ratings then assigned by them to the Class A-1 Notes.

(21) Appointment of Manager: Party B hereby exclusively appoints the Manager as its attorney to act on Party B's behalf and exercise all rights and powers of Party B with respect to this Agreement. Without limiting the generality of the foregoing, the Manager may issue and receive on behalf of Party B all notices, certificates and other communications to or by Party A under this Agreement until such time as Party B serves written notice on Party A of the revocation of the Manager's authority to act on behalf of Party B in accordance with this Part 5(21) of the Schedule.

(22) Notifications to Party A: On or before the Determination Time in respect of each Distribution Date the Manager must notify Party A and the Standby Swap Provider in writing of:

       (a) (A$ Class A-1 Principal Amount): the A$ Class A-1 Principal Amount which the Manager has directed Party B to pay to Party A on that Distribution Date pursuant to clause 10.5(b)(i) of the Series Supplement;

       (b) (A$ Class A-1 Interest Payment): the A$ Class A-1 Interest Payment in relation to that Distribution Date;

       (c) (Principal Charge-off): the amounts (if any) allocated to the Class A-1 Notes in respect of any Principal Charge-off or Principal Charge-off Reimbursement on the immediately preceding Determination Date in accordance with Conditions 7.9 and 7.10 of the Class A-1 Note Conditions; and

       (d) (A$ Class A-1 Unpaid Interest Payment): the A$ Class A-1 Unpaid Interest Payment (if any) in relation to that Distribution Date.

(23)   Ratings Downgrade:

       (a) (Downgrade): If, as a result of the reduction or withdrawal of the credit rating of Party A or the Standby Swap Provider a Joint Rating is less than the relevant Prescribed Rating, Party A must by the expiry of the Prescribed Rating Period in relation to the credit ratings assigned by the Rating Agencies to Party A and the Standby Swap Provider at that time (or such greater period as is agreed to in writing by each relevant Rating Agency), at its cost alone and at its election:

              (i) provided that the short term Joint Rating by S&P is greater than or equal to A-1 or the long term Joint Rating by S&P is greater than or equal to A- and the long term Joint Rating by Fitch IBCA is greater than or equal to A-, lodge collateral in accordance with the Credit Support Annex in an amount equal to the Collateral Amount as defined in Part 5(23)(b); or

              (ii) enter into, and procure that the Standby Swap Provider enters into, an agreement novating Party A's and/or the Standby Swap Providers' rights and obligations under this Agreement and the Class A-1 Currency Swap to a replacement counterparty acceptable to the Manager and the Standby Swap Provider and which the Rating Agencies confirm in writing will not result in a reduction, qualification or withdrawal of the credit ratings then assigned by them to the Class A-1 Notes; or

              (iii) enter into, or procure that the Standby Swap Provider enters into, such other arrangements in respect of the Class A-1 Currency Swap which the Rating Agencies confirm in writing will not result in a reduction, qualification or withdrawal of the credit ratings then assigned by them to the Class A-1 Notes.

              Notwithstanding that Party A has elected to satisfy its obligations pursuant to this Part 5(23)(a) in a particular manner, it may subsequently and from time to time vary the manner in which it satisfies its obligations pursuant to this Part 5(23)(a) (but will not be entitled to any additional grace period in relation to such a variation).

       (b) (Collateral Amount): For the purpose of this Part 5(23) the Collateral Amount will be an amount equal to the greater of the following:

              (i)    zero;

              (ii)   CCR; and

              (iii) an amount acceptable to Moody's and Fitch IBCA and sufficient to maintain the credit rating assigned to the Class A-1 Notes by Moody's and Fitch IBCA immediately prior to the review of the Joint Rating.

              Where:

              CCR = CR x 1.030

              CR = MTM + VB

              MTM means the mark-to-market value (whether positive or negative) of the Class A-1 Currency Swap determined in accordance with
              Part 5(23)(c) no earlier than 3 Business Days prior to the date that the Collateral Amount is lodged.

              VB means the volatility buffer, being the value calculated by multiplying the Calculation Amount specified in paragraph 5.1 of the Class A-1 Currency Swap as at the most recent Distribution Date by the relevant percentage obtained from the following table:

                                                                             21.

              ----------------------------------------------------------------------------------------------
              Party A's and         Where the period          Where the period       Where the period
              the Standby           between the date of       between the date       between the date of
              Swap                  recalculation and the     of recalculation       recalculation and the
              Provider's            Scheduled Maturity        and the Scheduled      Scheduled Maturity
              jointly               Date is less than or      Maturity Date is       Date is greater than
              supported             equal to 5 years          greater than 5         10 years
              long term                                       years and less
              credit rating                                   than or equal to 10
              by S&P                                          years
              ----------------------------------------------------------------------------------------------
              ----------------------------------------------------------------------------------------------
              A+                    1.05                      1.75                   3.0
              ----------------------------------------------------------------------------------------------
              A                     1.35                      2.45                   4.5
              ----------------------------------------------------------------------------------------------
              A-                    1.5                       3.15                   6
              ----------------------------------------------------------------------------------------------

       (c) (Mark to Market Value): Party A must calculate the mark-to-market value of the Class A-1 Currency Swap by obtaining 2 bids from counterparties with the Prescribed Ratings willing to provide the Class A-1 Currency Swap in the absence of Party A. The mark-to-market value may be a positive or a negative amount. A bid has a negative value if the payment to be made is from the counterparty to Party A and has a positive value if the payment to be made is from Party A to the counterparty. The mark-to-market value is the higher of the bids (on the basis that any bid of a positive value is higher than any bid of a negative value).

       (d) (Recalculation): Party A must recalculate the Collateral Amount (including the CCR and the mark-to-market value) on each Valuation Date. If:

              (i) the Value on such Valuation Date of all Posted Credit Support held by the Secured Party is less than the recalculated Collateral Amount, the difference is the Delivery Amount in relation to that Valuation Date; or
              (ii) the Value on such Valuation Date of all Posted Credit Support held by the Secured Party is greater than the recalculated Collateral Amount, the difference is the Return Amount in relation to that Valuation Date.

       (f) (Definitions): For the purposes of this Part 5(23) "Delivery Amount", "Posted Credit Support", "Secured Party", "Value" and "Valuation Date" have the same meaning as in the Credit Support Annex.

(24) Transfer: Notwithstanding the provisions of Section 7, MLCS as Party A may transfer all its rights powers and privileges and all its unperformed and future obligations under this Agreement and the Class A-1 Currency Swap to any subsidiary of ML & Co ("Transferee") by delivering to the Standby Swap Provider, Party B and the Manager a notice expressed to be given under this provision signed by both MLCS as Party A and the Transferee and an executed guarantee of the Transferee's transferred obligations in the form of Annexure 2. Upon delivery of those documents to Party B:

       (a) (Party A's rights terminate): MLCS's rights powers privileges and obligations as Party A under this Agreement and the Class A-1 Currency Swap terminate;

       (b) (Transfer and Assumption): MLCS will be taken to have transferred its rights powers and privileges under this Agreement and the Class A-1 Currency Swap to the Transferee and the Transferee will be taken to have assumed obligations equivalent to those Party A had under this Agreement and the Class A-1 Currency Swap;

       (c) (Release): Party B will be taken to have released MLCS as Party A from all its unperformed and future obligations under this Agreement and the Class A-1 Currency Swap; and

       (d) (Documents): this Agreement and the Confirmation relating to the Class A-1 Currency Swap shall be construed as if the Transferee was a party to it in place of MLCS.

                                                                             22.

       A Transferee may utilise this provision as Party A. A transfer under this Part 5(24) will be of no force or effect until each Rating Agency confirms in writing that such transfer will not result in a reduction, qualification or withdrawal of the credit ratings then assigned by them to the Class A-1 Notes and until the Standby Swap Provider has given its written consent to such a transfer (such consent not to be withheld if the Transferee is willing to enter into collateral arrangements between the Transferee and the Standby Swap Provider on substantially the same terms as have been agreed between MLCS and the Standby Swap Provider in the Supplemental Agreement to ISDA Master Agreement between the Standby Swap Provider, MLCS and ML & Co. dated on or about the date of this Agreement).

(25)   Standby Swap Provider:

       (a) (Commitment): Notwithstanding any other provision in this Agreement to the contrary, if MLCS as Party A fails to:

              (i) make, when due, any payment required to be made by it to Party B under the Class A-1 Currency Swap; or

              (ii) comply with any obligation under Part 5(23) within the required period,

              then:

              (iii) as soon as practicable following such failure but, in relation to a failure to pay under the Class A-1 Currency Swap, in any event no later than 11.00 am (New York time) on the due date for such payment or, in relation to a failure to comply with an obligation under Part 5(23), no later than the Business Day following the due date for compliance with such obligation, Party B must notify MLCS as Party A and the Standby Swap Provider in writing of such failure and:

                     (A) the amount of the defaulted payment and the basis of calculation of the defaulted payment; or
                     (B) details of the failure to comply with the obligation under Part 5(23),

                     as the case may be; and

              (iv) as soon as reasonably practicable after its receipt of such notice (and in any event, in relation to a failure to pay under the Class A-1 Currency Swap, no later than 2.00 pm (New York time) on the due date for such payment, and, in relation to a failure to comply with an obligation under
                     Part 5(23), no later than 3 Business Days after the failure to comply with such obligation, provided, in each case, that notice has been given by Party B by the required times in accordance with Part 5(25)(a)(iii)) the Standby Swap Provider must:

                     (A) in relation to a failure to pay under the Class A-1 Currency Swap, pay to Party B the amount then owing by MLCS as Party A to Party B under the Class A-1 Currency Swap by depositing such amount into the Collections Account in cleared funds; and
                     (B) in relation to a failure to comply with an obligation under Part 5(23), satisfy the obligations of MLCS as Party A under Part 5(23).

              (b)    (Reimbursement): If on any day the Standby Swap Provider:

                     (i) makes a payment pursuant to Part 5(25)(a)(iv)(A), MLCS as Party A must by 2.00 pm (New York time) on the next following Business Day (or such other time as the Standby

                                                                             23.

                           Swap Provider may agree in writing) pay to the Standby Swap Provider an amount equal to that payment by depositing such amount into the account which the Standby Swap Provider nominates for this purpose in cleared funds; or

                     (ii) satisfies the obligations of MLCS as Party A pursuant to Part 5(25)(a)(iv)(B), MLCS as Party A must:

                           (A) within 3 Business Days, fulfil its obligations
                               under Part 5(23) such that any collateral lodged by the Standby Swap Provider pursuant to
                               Part 5(23)(a)(i) or any other arrangement made by the Standby Swap Provider pursuant to Part 5(23)(a)(iii) may be returned to the Standby Swap Provider or will cease (but MLCS as Party A will have no obligations to the Standby Swap Provider under this Part 5(25)(b)(ii)(A) in relation to any novation pursuant to Part 5(23)(a)(ii)); and
                           (B) upon demand by the Standby Swap Provider,
                               indemnify the Standby Swap Provider from and against any cost or liability incurred by the Standby Swap Provider in satisfying those obligations.

              (c)    (Novation):  If:

                     (i) MLCS as Party A defaults in its payment obligations under Part 5(25)(b)(i) for reasons other than solely a technical, computer or similar error outside the control of Party A and such default is not remedied on or before one Business Day after such failure; or

                     (ii) MLCS as Party A fails to fulfil its obligations under Part (25)(b)(ii),

                     then:

                     (iv) MLCS's rights, powers, privileges and obligations as Party A under this Agreement and the Class A-1 Currency Swap terminate other than its rights, powers, privileges and obligations pursuant to Part 5(25)(d) and Paragraph 13(m)(vii) of the Credit Support Annex;

                     (v) subject to Part 5(25)(c)(vii), MLCS will be taken to have transferred its rights powers and privileges as Party A under this Agreement and the Class A-1 Currency Swap to the Standby Swap Provider and the Standby Swap Provider will be taken to have assumed obligations equivalent to those that MLCS as Party A had under this Agreement and the Class A-1 Currency Swap;

                     (vi) Party B and the Standby Swap Provider will be taken to have released MLCS as Party A from all its unperformed and future obligations under this Agreement and the Class A-1 Currency Swap other than its present and future obligations pursuant to Part 5(25)(d);

                     (vii) this Agreement and the Confirmation relating to the
                           Class A-1 Currency Swap shall be construed as if the Standby Swap Provider was a party to it in place of Party A except that:

                           (A) references to "MLCS as Party A" will not apply to
                               the Standby Swap Provider as Party A;

                                                                             24.

                           (B) references to any jointly supported credit rating
                               of Party A and the Standby Swap Provider will be deemed to be references to the relevant credit rating of the Standby Swap Provider;
                           (C) without limiting Part 5(25)(c)(vii)(A), Part
                               5(24), this Part 5(25) and Paragraph 13(m)(vii) of the Credit Support Annex will not apply to the Standby Swap Provider as Party A;
                           (D) the Standby Swap Provider must (if it has not
                               already done so) satisfy the obligations of Party A under Part 5(23)(a) within 10 Business Days of the Novation Date on the basis that any collateral lodged by MLCS as Party A or any other arrangements made by MLCS as Party A pursuant to
                               Part 5(23)(a)(iii) will be returned to MLCS as Party A or will cease (but such collateral will only be returned and such arrangements will only cease upon compliance by the Standby Swap Provider with its obligations under this Part 5(25)(c)(vii)(D) and otherwise, where applicable, in accordance with Paragraph 13(m)(vii) of the Credit Support Annex or the terms of such arrangements).

              (d) (Termination Payment): Following novation under Part []5(25)(c) MLCS as Party A must pay the Standby Swap Provider or the Standby Swap Provider must pay MLCS as Party A an amount (the "Novation Settlement Amount") being:

                     (i) in the case of payment by MLCS as Party A to the Standby Swap Provider, an amount equal to the amount (if any) that would be payable by Party A to Party B; and

                     (ii) in the case of payment by the Standby Swap Provider to MLCS as Party A, an amount equal to the amount (if any) that would be payable by Party B to Party A,

                     if the Class A-1 Currency Swap had been terminated, calculated and payable in accordance with Sections 6(d) and
                     (e) on the basis that:

                     (i)   the Novation Date is the Early Termination Date

                     (ii) the Early Termination Date has resulted from an Event of Default in respect of which Party A is the Defaulting Party;

                     (iii) all calculations and determinations which would have been done by Party B are done by the Standby Swap Provider and all calculations and determination that would have been done by Party A are done by MLCS;

                     (iv) a reference to Unpaid Amounts owing to Party B is a reference to such amounts payable by Party A to the Standby Swap Provider pursuant to Part 5(23)(b) and (e) and there are no Unpaid Amounts owing to Party A;

                     (v) without limiting the foregoing, for the purposes of the definition of "Market Quotation" in Section 14 each Reference Market-maker would be required, upon entering into a Replacement Transaction, to fulfil the obligations of Party A under Part 5(23)(a) and to comply with Section 2(d) as amended by Part
                           (5)(1)(e); and

                     (vi)  the Termination Currency is U.S. Dollars.

                                                                             25.

              (e) (Default Interest): If MLCS as Party A defaults in the performance of any payment obligations under Part 5(25)(b) or Part 5(25)(d), it must pay interest (before as well as after judgment) on the overdue amount to the Standby Swap Provider on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(26) Inconvertibility: If prior to the Novation Date an Inconvertibility Event occurs the Standby Swap Provider's rights, powers, privileges and obligations under this Agreement and the Class A-1 Currency Swap will terminate upon the Standby Swap Provider delivering a notice expressed to be given under this provision to Party A, Party B and the Manager and Party B will be taken to have released the Standby Swap Provider from all its unperformed and future obligations under this Agreement and the Class A-1 Currency Swap. Following the delivery of such a notice in accordance with this Part 5(26), references to any jointly supported credit rating of Party A and the Standby Swap Provider will be deemed to references to the relevant credit rating of the Party A.

                                                                             26.

                                  ANNEXURE 1

               FORM OF CONFIRMATION FOR CLASS A-1 CURRENCY SWAP
                        SERIES 2000-1G MEDALLION TRUST


                            [Letterhead of Party A]

[DATE]

To:    Perpetual Trustee Company Limited     Securitisation Advisory Services Pty.
       as trustee of the Series Trust        Limited
       Level 3                               Level 8
       39 Hunter Street                      48 Martin Place
       Sydney  NSW 2000                      Sydney  NSW 2000
       AUSTRALIA                             AUSTRALIA

       Attention:  Manager, Securitisation   Attention: Manager, Securitisation
                   Services

       Commonwealth Bank of Australia
       Level 8
       48 Martin Place
       Sydney  NSW 2000
       AUSTRALIA

       Attention:   Manager, Securitisation


CONFIRMATION - CLASS A-1 CURRENCY SWAP

The purpose of this letter is to confirm the terms and conditions of the Transaction entered into between us on the terms specified below (the "Transaction"). This letter constitutes a "Confirmation" as referred to in the Master Agreement specified below.

This Confirmation supplements, forms part of, and is subject to, the 1992 ISDA
Master Agreement dated as of [                   ], as amended, novated or
supplemented from time to time (the "Agreement"), between Merrill Lynch Capital Services Inc. ("Party A"), Perpetual Trustee Company Limited, ACN 000 001 007 as trustee of the Series Trust ("Party B"), Securitisation Advisory Services Pty. Limited, ACN 064 133 946 (the "Manager") and Commonwealth Bank of Australia, ACN 123 123 124 (the "Standby Swap Provider"). All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

The terms of the particular Transaction to which this Confirmation relates are specified below:


1.     Our Reference:                   [                                 ]

2.     Trade Date:                      [                                 ]

3.     Effective Date:                  Issue Date in respect of the Class A-1
                                        Notes

4.     Termination Date:                The earlier of:

                                        (a) the date that the Class A-1 Notes
                                            have been redeemed in full in
                                            accordance with the Class A-1 Note
                                            Conditions; and

                                        (b) the Scheduled Maturity Date,

                                                                             27.

5.     Floating Amounts

5.1    Floating Amounts Payable by
       Party A (subject to Paragraph 9
       of this Confirmation):

       Floating Rate Payer:             Party A

       Calculation Amount:              For each Floating Rate Payer Payment
                                        Date, one half of the aggregate Invested
                                        Amount of the Class A-1 Notes as at the
                                        first day of the Calculation Period
                                        ending on but excluding that Floating
                                        Rate Payer Payment Date

       Floating Rate Payer Payment      Each Distribution Date during the period
       Dates:                           commencing on and including [_] and
                                        ending on and including the Termination
                                        Date, subject to adjustment in
                                        accordance with the Following Business
                                        Day Convention

       Floating Rate Option:            USD-LIBOR-BBA (except that references to
                                        "London Banking Days" in section
                                        7.1(ag)(ii) and (iv) of the 1998
                                        Supplement to the 1991 ISDA Definitions
                                        will be replaced with references to
                                        "Banking Days" as that expression is
                                        defined in the Class A-1 Note
                                        Conditions)

       Designated Maturity:             Three months (except that Linear
                                        Interpolation using [_] and [_] months
                                        will apply in respect of the first
                                        Calculation Period)

       Spread:                          In respect of:

                                        (a) Floating Rate Payer Payment Dates on
                                            or prior to [ ] (or if that day is
                                            not a Business Day, the next
                                            following Business Day), [ ]; and

                                        (b) Floating Rate Payer Payment Dates
                                            after [ ] (or if that day is not a
                                            Business Day, the next following
                                            Business Day), [          ].

       Floating Rate Day Count          Actual/360
       Fraction:

       Reset Dates:                     The first day of each Calculation Period

       Compounding:                     Inapplicable

       Class A-1 Unpaid Coupon          On each Floating Rate Payer Payment
       Amount                           Date, Party A will pay to Party B an
                                        amount calculated as follows:

                                                        LIBOR
                                             $USUC=$AUCx-----x$USExchangeRate
                                                        BBSW


                                        where:

                                        $US UC =  the amount to be paid by
                                                  Party A;

                                        $A UC =   the A$ Class A-1 Unpaid
                                                  Interest Payment in relation
                                                  to the Distribution Date which
                                                  is the same day as that
                                                  Floating Rate Payer Payment
                                                  Date;

                                        LIBOR =   the Floating Rate Option under
                                                  this paragraph 5.1 in respect
                                                  of the Reset Date which is the
                                                  same day as that Floating Rate
                                                  Payer Payment Date;

                                                                             28.

                                        BBSW =    the Floating Rate Option under
                                                  paragraph 5.2 in respect of
                                                  the Reset Date which is the
                                                  same day as that Floating Rate
                                                  Payer Payment Date.


5.2    Floating Amounts Payable by
       Party B (subject to paragraph 9
       of this Confirmation):


       Floating  Rate Payer:            Party B

       Calculation Amount:              For each Floating Rate Payer Payment
                                        Date, the A$ Equivalent of one half of
                                        the aggregate Invested Amount of the
                                        Class A-1 Notes as at the first day of
                                        the Calculation Period ending on but
                                        excluding that Floating Rate Payer
                                        Payment Date

       Floating Rate Payer Payment      Each Distribution Date during the period
       Dates:                           commencing on and including [ ] and
                                        ending on and including the Termination
                                        Date, subject to adjustment in
                                        accordance with the Following Business
                                        Day Convention


       Floating Rate Option:            AUD-BBR-BBSW

       Designated Maturity:             Three months (except that Linear
                                        Interpolation using [ ] and [ ]
                                        months will apply in respect of the
                                        first Calculation Period)

       Spread:                          In respect of:

                                        (a)  Floating Rate Payer Payment Dates
                                             on or prior to [ ] (or if that
                                             day is not a Business Day, the next
                                             following Business Day), [ ]; and

                                        (b)  Floating Rate Payer Payment Dates
                                             after [ ] (or if that day is not
                                             a Business Day, the next following
                                             Business Day), [                 ].

       Floating Rate Day Count          Actual/365 (Fixed)
       Fraction:

       Reset Dates                      The first day of each Calculation Period

       Compounding:                     Inapplicable

       A$ Class A-1 Unpaid Interest     On each Floating Rate Payer Payment Date
       Amount                           Party B will pay to Party A the A$ Class
                                        A-1 Unpaid Interest Payment in relation
                                        to the Distribution Date which is the
                                        same day as that Floating Rate Payer
                                        Payment Date.


6.     Exchanges

6.1    Initial Exchange:

       Initial Exchange Date:           Issue Date

       Party A Initial Exchange Amount: The A$ Equivalent of the Party B Initial
                                        Exchange Amount, being A$[             ]

       Party B Initial Exchange Amount: One half of the Initial Invested Amount of the Class A-1 Notes on the Issue
                                        Date, being US$[

                                                                             29.

                                        ]

                                        Notwithstanding Section 2(a)(ii) of the
                                        Agreement, Party A must pay the Party A
                                        Initial Exchange Amount to Party B by
                                        4.00pm (Sydney time) on the Initial
                                        Exchange Date and Party B must pay Party
                                        A the Party B Initial Exchange Amount by
                                        4.00pm (New York time) on the Initial
                                        Exchange Date.

6.2    Instalment Exchange:

       Instalment Exchange Date:        Each Distribution Date (other than the
                                        Final Exchange Date)

       Party A Instalment Exchange      In respect of an Instalment Exchange
       Amount:                          Date means the US$ Equivalent of one
                                        half of the A$ Class A-1 Principal
                                        Amount in relation to the Distribution
                                        Date occurring on that Instalment
                                        Exchange Date

       Party B Instalment Exchange      In respect of an Instalment Exchange
       Amount:                          Date means one half of the A$ Class A-1
                                        Principal Amount in relation to the
                                        Distribution Date occurring on that
                                        Instalment Exchange Date


6.3    Final Exchange:


       Final Exchange Date:             Termination Date

       Party A Final Exchange Amount:   The US$ Equivalent of one half of the A$
                                        Class A-1 Principal Amount in relation
                                        to the Distribution Date which is the
                                        Final Exchange Date

       Party B Final Exchange Amount:   One half of the A$ Class A-1 Principal
                                        Amount in relation to the Distribution
                                        Date which is the Final Exchange Date

7.     Exchange Rates:

       For the purpose of the
       definitions of "A$ Equivalent"
       and "US$ Equivalent":

       US$ Exchange Rate:               [                       ]

       A$ Exchange Rate:                [                       ]

8.     Account Details:

8.1    Payments to Party A

       Account for payments in US$:     The account notified in writing by Part
                                        A to Party B in accordance with Part
                                        5(3)(ii) of the Schedule to the
                                        Agreement

       Account for payments in A$:      The account notified in writing by Party
                                        A to Party B in accordance with Part
                                        5(3)(i) of the Schedule to the Agreement

8.2    Payments to Party B


       Account for payments in US$:     The account notified in writing by the
                                        Principal Paying Agent to Party A in
                                        accordance with Part 5(2)(ii) of the
                                        Schedule to the Agreement

       Account for payments in A$:  The account notified in writing by Party B to Party A in accordance with Part 5(2)(i) of the Schedule to the Agreement

9.     Offices:                     The Office of Party A for each Transaction
                                    is New York.

                                    The Office of Party B for each Transaction is Sydney.


Please confirm that the above correctly sets out the terms of our agreement in respect of each Transaction to which this Confirmation relates by signing and returning this Confirmation to us by facsimile today.

                                                                             31.

Executed documents will follow by mail.


Yours sincerely

SIGNED for and on behalf of
MERRILL LYNCH CAPITAL SERVICES INC.


By:  ______________________________
     (Authorised Officer)

Name: _____________________________

Title: ____________________________


Confirmed as at the date first written above: Confirmed as at the date first written above:



SIGNED for and on behalf of                   SIGNED for and on behalf of
PERPETUAL TRUSTEE                             SECURITISATION ADVISORY SERVICES
COMPANY LIMITED, ACN 000 001 007              PTY. LIMITED, ACN 064 133 946
as trustee of the Series
2000-1G Medallion Trust


By: _______________________________           By:____________________________
    (Authorised Officer )                        (Authorised Officer )

Name: _____________________________           Name:__________________________

Title:  ___________________________           Title:_________________________


SIGNED for and on behalf of
COMMONWEALTH BANK OF AUSTRALIA,
ACN 123 123 124



By: _______________________________
    (Authorised Officer )

Name: _____________________________

Title:  ___________________________

                                                                             32.

                                  Annexure 2


                    GUARANTEE OF MERRILL LYNCH & CO., INC.

FOR VALUE RECEIVED, receipt of which is hereby acknowledged, MERRILL LYNCH & CO., INC., a corporation duly organized and existing under the laws of the State of Delaware ("ML & Co."), hereby unconditionally guarantees to:

(a) Perpetual Trustee Company Limited, ACN 000 001 007 as trustee of the Series 2000-1G Medallion Trust (the "Company"), the due and punctual payment of any and all amounts payable by Merrill Lynch Capital Services, Inc., a corporation organized under the laws of the State of Delaware ("MLCS"), to the Company under the terms of the ISDA Master Agreement (Currency Swap Agreement) between the Company, Securitisation Advisory Services Pty. Limited, ACN 064 133 946, Commonwealth Bank of Australia, ACN 123 123 124 and MLCS, dated as of [20] March 2000 (the "Agreement"), including, in case of default, interest on any amount due, when and as the same shall become due and payable, whether on the scheduled payment dates, at maturity, upon declaration of termination or otherwise, according to the terms thereof; and

(b) Commonwealth Bank of Australia, ACN 123 123 124 ("CBA") the due and punctual payment of any and all amounts payable by MLCS to CBA under the terms of the Agreement, including all amounts due under Parts 5(25)(b), (d) and (e) of the schedule to the Agreement.

In case of the failure of MLCS punctually to make any such payment, ML & Co. hereby agrees to make such payment, or cause such payment to be made, promptly upon demand made by the Company (in the case amounts referred to in paragraph
(a)) or CBA (in the case amounts referred to in paragraph (b)) to ML & Co.; provided, however that delay by the Company or CBA (as the case may be) in giving such demand shall in no event affect ML & Co.'s obligations under this Guarantee. This Guarantee shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment guaranteed hereunder, in whole or in part, is rescinded or must otherwise be returned by the Company or CBA upon the insolvency, bankruptcy or reorganization of MLCS or otherwise, all as though such payment had not been made.

ML & Co. hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Agreement; the absence of any action to enforce the same; any waiver or consent by the Company or CBA concerning any provisions thereof; the rendering of any judgment against MLCS or any action to enforce the same; or any other circumstances that might otherwise constitute a legal or equitable discharge of a guarantor or a defense of a guarantor. ML & Co. covenants that this guarantee will not be discharged except by complete payment of the amounts payable under the Agreement. This Guarantee shall continue to be effective if MLCS merges or consolidates with or into another entity, loses its separate legal identity or ceases to exist.

ML & Co. hereby waives diligence; presentment; protest; notice of protest, acceleration, and dishonor; filing of claims with a court in the event of insolvency or bankruptcy of MLCS; all demands whatsoever, except as noted in the fourth paragraph hereof; and any right to require a proceeding first against MLCS.

ML & Co. hereby certifies and warrants that this Guarantee constitutes the valid obligation of ML & Co. and complies with all applicable laws.

This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

This Guarantee may be terminated at any time by notice by ML & Co. to the Company and CBA given in accordance with the notice provisions of the Agreement, effective upon receipt of such notice by each of the Company and CBA or such later date as may be specified in such notice; provided, however, that this Guarantee shall continue in full force and effect with respect to any obligation of MLCS under the Agreement entered into prior to the effectiveness of such notice of termination.

This Guarantee becomes effective concurrent with the effectiveness of the Agreement, according to its terms.

                                                                             33.

The obligations of ML & Co. to the Company and CBA under this Agreement are several and may be enforced by each of the Company and CBA without reference to the other.

IN WITNESS WHEREOF, ML & Co. has caused this Guarantee to be executed in its corporate name by its duly authorized representative.

                                    MERRILL LYNCH & CO., INC.

                                    By:__________________________
                                    Name:
                                    Title:

                                    Date:_________________________

Paragraph 13 to New York Law Credit Support Annex


(13) Elections and Variables

     (a)  Security Interest for "Obligations"

          The term "Obligations" as used in this Annex does not include any additional obligations.

          "Base Currency" means US$.

          "Eligible Currency" means the Base Currency and any other currency agreed from time to time between Party A, Party B, the Standby Swap Provider and each Rating Agency.

     (b)  Credit Support Obligations

          (i)  Delivery Amount and Return Amount

               "Delivery Amount" for a Valuation Date means the amount of collateral calculated in accordance with Part 5(23)(d)(i) for that Valuation Date.

               "Return Amount" for a Valuation Date means the amount of collateral calculated in accordance with Part 5(23)(d)(ii) for that Valuation Date.

          (ii) Eligible Collateral. The following items will qualify as "Eligible Collateral" for Party A:


                                                                 Valuation
                                                                Percentage

            (A)        negotiable debt obligations issued            98%
                       by the U.S. Treasury Department
                       having a remaining maturity of not
                       more than one year

            (B)        negotiable debt obligations issued            95%
                       by the U.S. Treasury Department
                       having a remaining maturity of more
                       than one year but not more than five
                       years

            (C)        negotiable debt obligations issued            93%
                       by the U.S. Treasury Department
                       having a remaining maturity of more
                       than five years but not more than
                       ten years

            (D)        negotiable debt obligations issued            90%
                       by the U.S. Treasury Department
                       having a remaining maturity of more
                       than ten years

            (E)        Agency Securities having a remaining          97%
                       maturity of not more than one year

            (F)        Agency Securities having a remaining          94%
                       maturity of more than one year but
                       not more than five years

            (G)        Agency Securities having a remaining          92%
                       maturity of more than five years but
                       not more than ten years

            (H)        Agency Securities having a remaining          89%
                       maturity of more than ten years.

            (I)        cash in an Eligible Currency.                100%

            (J)        other Eligible Credit Support and
                       Valuation Percentage agreed by the
                       parties and acceptable to each
                       Rating Agency

            Notwithstanding the foregoing to the contrary, the Valuation Percentage with respect to all Eligible Credit Support shall be deemed to be 100% with respect to a Valuation Date which is an Early Termination Date.

            "Agency Securities" means negotiable debt obligations which are fully guaranteed as to both principal and interest by the Federal National Mortgage Association, the Government National Mortgage Corporation or the Federal Home Loan Mortgage Corporation and which have been assigned a short term credit rating of A-1+ by S&P, but exclude: (i) interest only and principal only securities; and (ii) collateralized mortgage obligations, real estate mortgage investment conduits and similar derivative securities.

     (iii)  Other Eligible Support

            Not applicable.

     (iv)   Thresholds

            (A) "Minimum Transfer Amount" means with respect to both Party A and Party B: US$100,000.

            (B) Rounding. The Delivery Amount and the Return Amount will be rounded to the nearest integral multiple of US$10,000.

(c)  Valuation and Timing

     (i)    "Valuation Agent" means Party A.

     (ii) "Valuation Date" means the last Business Day of each week and, at the option of either Party A or the Standby Swap Provider, any Business Day between Valuation Dates.

     (iii) "Valuation Time" means the close of business on the Business Day before the Valuation Date; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

     (iv) "Notification Time" means 11:00 am New York time on the second Business Day after the Valuation Date.

(d)  Conditions Precedent and Secured Party's Rights and Remedies

     There are no "Specified Conditions" applicable to Party A and Party B.

(e)  Substitution

     (i)    "Substitution Date" has the meaning specified in paragraph 4(d)(ii).

                                                                             36.

     (ii)    Consent.  Not applicable.

(f)  Dispute Resolution

     (i)     "Resolution Time"" means 11:00 am New York time.

     (ii)    "Value".  Not applicable.

     (iii)   "Alternative".  The provisions of Paragraph 5 will apply.

(g)  Holding and Using Posted Collateral

     (i)     Eligibility to Hold Posted Collateral; Custodians.

             Party A: Not Applicable.

             Party B is not entitled to hold Posted Collateral. It must appoint a Custodian to hold Posted Collateral on its behalf pursuant to paragraph 6(b). Party B may only appoint a Custodian to hold Posted Collateral on its behalf if the following conditions are satisfied:

             (A)  Party B is not a Defaulting Party;
             (B) Party B's Custodian will always be the Principal Paying Agent, unless that party is Party A; and
             (C) if the Principal Paying Agent is Party A, then Party B must appoint a Custodian which is a Bank (as defined in the Federal Deposit Insurance Act, as amended) outside Australia, whose rating (with respect to its long term unsecured, unsubordinated indebtedness) is at all times at least Aa2 by Moody's and its short term debt rating is A-1+/F-1+ (S&P/Fitch
                  IBCA), and Party B must notify Party A in writing of this appointment and of the relevant account for Paragraph 13(l).
             (D) Posted Collateral may only be held in one or more accounts in the name of Party B in the United States and any account established by Party B's Custodian to hold Posted Collateral shall be established and maintained for the sole purpose of receiving deliveries of and holding Posted Collateral.

     (ii) Use of Posted Collateral. The provisions of paragraph 6(c) will not apply to Party B and its Custodian. Party B's Custodian will permit Party B to secure Party B's obligations under the relevant Class A-1 Notes by granting to the Security Trustee the charge under the Security Trust Deed over Party B's rights in relation to the Posted Collateral, but subject to Paragraph 13(m)(vi) of this Annex.

(h)  Distributions and Interest Amount

     (i) Interest Rate. The "Interest Rate", in respect of Posted Collateral which is denominated in US$, for any day means the Federal Funds Overnight Rate. For the purposes hereof, "Federal Funds Overnight Rate" means, for any day, an interest rate per annum equal to the rate published as the Federal Funds Effective Rate that appears on Telerate Page 118 for such day. The "Interest Rate" in respect of Posted Collateral denominated in any other Eligible Currency means the rate as agreed between the parties.

     (ii) Transfer of Interest Amount. The Transfer of Interest Amount will be made monthly on the second Business Day of each calendar month.

     (iii) Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

(i)  Additional Representation(s)

     None.

(j)  Other Eligible Support and Other Posted Support

                                                                             37.

     "Value" and "Transfer" with respect to Other Eligible Support and Other Posted Support means: not applicable.

(k)  Demands and Notices

     All demands, specifications and notices under this Annex will be made pursuant to the Section 12 of this Agreement; provided, that any such demand, specification or notice may be made by telephone ("Telephone Notice") between duly authorised employees of each party if such Telephone Notice is confirmed by a subsequent written instruction (which may be delivered via facsimile) by the close of business of the same day that such Telephone Notice is given.

(l)  Addresses for Transfers

     Party A:  Party A to specify account for returns of collateral.

     Party B:  Party B must notify Party A of its Custodian's account.

(m)  Other Provisions

     (i)    Paragraph 4(b) of the Annex is replaced by the following:

            "(b) Transfer Timing. Subject to Paragraph 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made within three Business Days of receipt of the demand; if a demand is made after the Notification Time, then the relevant Transfer will be made within four Business Days of receipt of the demand."

     (ii)   Event of Default

            Joint Ratings below specified levels

            Paragraph 7(i) of the Annex is amended, on line 3, by replacing "two Business Days" with "three Business Days".

     (iii)  Party B's expenses

            Subject to Section 15 of the Agreement, Party B agrees to pay Party A's costs and expenses in relation to or caused by any breach by Party B of its obligations under this Annex. Party A acknowledges and agrees that its obligations under this Annex will not be affected by a failure by Party B to comply with its obligations under this paragraph (m)(iii).

     (iv)   Governing Law notwithstanding

            Notwithstanding that the Agreement is expressed to be governed by the laws of New South Wales, this Annex (but not any other provisions of the Agreement) shall be governed by and construed in accordance with the laws of the state of New York without giving effect to choice of law doctrine and parties hereto agree that proceedings relating to any dispute arising out of or in connection with this Annex shall be subject to the non-exclusive jurisdiction of the federal or state courts of competent jurisdiction in the Borough of Manhattan in New York City, State of New York.

     (v)    No trial by jury

            Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Annex.

                                                                             38.

     (vi)   No pooling of Collateral with other Security Trust security

            Notwithstanding any provision in the Master Trust Deed, Series Supplement or Security Trust Deed, but without prejudice to Party B's rights under Paragraph 8(a) of this Annex, no party shall be entitled to deal with the Posted Collateral in any manner inconsistent with the rights of the Pledgor under Paragraph 8(b)(iii) of this Annex, and each party covenants to the other that it shall not permit any other person to gain any rights in relation to the Posted Collateral that are inconsistent with the rights of the Pledgor.

     (vii)  Rights in Relation to MLCS's Posted Collateral Following Novation

            (A) The Secured Party will hold its security interest in, lien on and right of Set-Off against all Posted Collateral Transferred or received by the Secured Party from MLCS as Party A hereunder on trust for the benefit of:

                 (1) the Series Trust as security for the Obligations of MLCS as Party A to the Secured Party as trustee of the Series Trust (other than pursuant to Paragraph 13(m)(vii)(B)); and

                 (2) the Standby Swap Provider as security for the Obligations of MLCS as Party A to the Standby Swap Provider pursuant to Part 5(25)(d) of the Schedule to this Agreement,

                 in accordance with the provisions of this Paragraph 13(m)(vii), and Paragraph 2 is varied accordingly.

            (B) MLCS as Party A covenants in favour of the Secured Party that it will duly and punctually pay to the Secured Party all its Obligations to the Standby Swap Provider pursuant to Part 5(25)(d) of the Schedule to this Agreement as and when the same fall due for payment. Notwithstanding the foregoing, every payment by MLCS as Party A, or the Secured Party in accordance with Paragraph 13(m)(vii)(C)(2)(b), to the Standby Swap Provider will operate as a payment by MLCS as Party A to the Secured Party in satisfaction of MLCS's obligations as Party A pursuant to this Paragraph 13(m)(vii)(B). The Secured Party will hold the benefit of its rights under this Paragraph 13(m)(vii)(B) on trust for the Standby Swap Provider in accordance with the provisions of this Paragraph 13(m)(vii).

            (C) The Secured Party must deal with all Posted Collateral Transferred or received by the Secured Party from MLCS as Party A hereunder:

                 (1) prior to the Novation Date, in accordance with the provisions of this Agreement other than this Paragraph 13(m)(vii);

                 (2)  on or after the Novation Date:

                      (a) until the date upon which the Standby Swap Provider has initially fulfilled its obligations as Party A pursuant to Part 5(23)(a) of the Schedule to this Agreement, such Posted Collateral must be held by the Secured Party and not Transferred or otherwise applied;

                      (b) on or after the date upon which the Standby Swap Provider has initially fulfilled its obligations as Party A pursuant to Part 5(23)(a) of the Schedule to this Agreement and until MLCS as Party A has paid in full all of its Obligations to the Standby Swap Provider pursuant to Part 5(25)(d) of the Schedule to this Agreement, the Secured Party must, upon the instructions of the Standby Swap Provider, exercise its rights and remedies pursuant to Paragraph 8(a) in respect of such Posted Collateral and apply the proceeds of the exercise of such rights and remedies in satisfaction of MLCS's Obligations as Party A to the Standby

                                                                             39.

                         Swap Provider pursuant to Part 5(25)(d) of the Schedule to this Agreement (and to the Secured Party pursuant to Paragraph 13(m)(vii)(B)) until all such Obligations have been paid in full; and

                    (c) on or after the date upon which the Standby Swap Provider has initially fulfilled its obligations as Party A pursuant to Part 5(23)(a) of the Schedule to this Agreement and MLCS as Party A has paid in full all its Obligations to the Standby Swap Provider pursuant to Part 5(25)(d) of the Schedule to this Agreement (including by virtue of Paragraph 13(m)(vii)(B)(2)(b)), the Secured Party must Transfer to MLCS as Party A all such Posted Collateral and the Interest Amount in relation to such Posted Collateral, if any.

             (D) The Standby Swap Provider indemnifies the Secured Party from and against any cost or liability incurred by the Secured Party in complying with the instructions of the Standby Swap Provider pursuant to Paragraph 13(m)(vii)(B)(2)(b). The Standby Swap Provider acknowledges and agrees that the Secured Party may not, and is not required, to take any action to exercise its rights and remedies in relation to the Posted Collateral in respect of the Obligations of MLCS as Party A to the Standby Swap Provider except upon the directions of the Standby Swap Provider and in accordance with this Paragraph 13(m)(vii).

             (E) Following the Novation Date, the Secured Party must ensure that any Posted Collateral Transferred or received by the Secured Party from MLCS as Party A is held by the Custodian separately from, and is not co-mingled with, Posted Collateral Transferred or received by the Secured Party from the Standby Swap Provider as Party A.

             (F) This paragraph 13(m)(vii) applies notwithstanding any other provision of this Agreement.

     (viii)  Pledgor and Secured Party

             In this Annex:

             (a)  "Pledgor" means only Party A; and

             (b)  "Secured Party" means only Party B.

     (ix)    Non-Australian Assets

             CBA must only Transfer Posted Collateral to the Secured Party from its assets held outside Australia.

     (x)     Dispute Resolution

             Paragraph 5(i) is amended by:

             (A) replacing the word "Exposure" with the words "the Delivery Amount or the Return Amount, as the case may be" in the first paragraph of Paragraph 5(i);

             (B) adding the word "and" at the end of Paragraph 5(i)(A) and deleting Paragraph 5(i)(B).

                                                                             40.